                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
           EXCHANGE ACT OF 1934 (AMENDMENT NO.                     )

FILED BY REGISTRANT [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
CHECK THE APPROPRIATE BOX:
[ ]  PRELIMINARY PROXY STATEMENT
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIAL
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12


                                 VAN ECK FUNDS
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ]  $125 PER EXCHANGE ACT RULE 0-11(c)(1)(ii), 14a-6(i)(1), OR 14a-6(i)(2) OR
     ITEM 22(a)(2) OF SCHEDULE 14A
[ ] $500 PER EACH PARTY TO THE CONTROVERSY PURSUANT TO EXCHANGE ACT RULE 14a-6(i)(3)
[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULE 14a-6(i)(4) AND 0-11
(1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------
(2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

--------------------------------------------------------------------------------
(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

--------------------------------------------------------------------------------
(4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

--------------------------------------------------------------------------------
(5)  TOTAL FEE PAID:

--------------------------------------------------------------------------------
[X]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS

--------------------------------------------------------------------------------
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
(1)  AMOUNT PREVIOUSLY PAID:

--------------------------------------------------------------------------------
(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

--------------------------------------------------------------------------------
(3)  FILING PARTY:

--------------------------------------------------------------------------------
(4)  DATE FILED:

--------------------------------------------------------------------------------

PROXY
                                 VAN ECK FUNDS
                              GLOBAL SMALLCAP FUND
      PROXY FOR SPECIAL SHAREHOLDERS MEETING TO BE HELD DECEMBER 13, 1995


     The undersigned shareholder of GLOBAL SMALLCAP FUND series of Van Eck Funds (the "Fund'), having received Notice of the Meeting of Shareholders of the Fund to be held on December 13, 1995 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Barbara Allen and Jennifer Barber and each of them, true and lawful attorneys or attorney for the undersigned, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of the Fund which the undersigned would be entitled to vote at the Meeting to be held at 99 Park Avenue, 8th Floor, New York, New York, on Wednesday, December 13, 1995, at 3:00 P.M., New York Time, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

                              Dated: ___________________________________, 1995


                              ______________________________________________
                                         Signature of Shareholder

                              ______________________________________________
                                         Signature of Co-Owner

                              For joint accounts, all co-owners must sign.
                              Executors, administrators, trustees, etc. should so indicate when signing.

______________________________________________________________________________

   MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSAL. THE SHARES REPRESENTED HEREBY
                                ---
   WILL BE VOTED AS INDICATED BELOW OR FOR THE PROPOSAL IF NO CHOICE IS
                                       ---
   INDICATED.


                                    PROPOSAL
                                    --------

   1. To approve a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders.


                  FOR _____      AGAINST ____    ABSTAIN _____


   PLEASE MARK YOUR PROXY, DATE AND SIGN IT UP ABOVE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 Van Eck Funds
                           99 Park Avenue, 8th Floor
                               New York, NY 10016


   November 27, 1995


   Dear Shareholder:

   Attached are the Notice and Joint Proxy Statement for a Special Meeting of Shareholders of the Global SmallCap Fund to be held on December 13, 1995. This meeting is being held for the purpose of considering the proposed Plan of Liquidation and Dissolution for the Global SmallCap Fund. The Plan contemplates the liquidation of the Fund's assets, satisfaction of known liabilities and distribution of proceeds to shareholders.

   Please read the proxy statement carefully. It discusses the proposal as well as the reasons why the Board of Trustees recommends that you vote FOR the proposal.

   Please take a moment now to sign and return the proxy card in the enclosed postage-paid envelope. Your prompt attention in this matter benefits all shareholders. Thank you.

   Sincerely,



   John C. van Eck
   Chairman of the Board

                                 VAN ECK FUNDS
                              GLOBAL SMALLCAP FUND

                    99 Park Avenue, New York, New York 10016
                    (212) 687-5200 Toll Free (800) 221-2220

                   __________________________________________

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               December 13, 1995

                   __________________________________________



   A SPECIAL MEETING OF SHAREHOLDERS OF GLOBAL SMALLCAP FUND SERIES (the "Fund") OF VAN ECK FUNDS (the "Trust") will be held at the offices of the Trust, 8th Floor, 99 Park Avenue, New York, New York on Wednesday, December 13, 1995, at 3:00 o'clock P.M., New York Time, for the following purposes:

   (1) To consider and vote upon a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to shareholders; and

   (2) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on November 22, 1995 are entitled to notice of, and to vote at, the Special Meeting.



                                            By order of the Board of Trustees,



                                            THADDEUS LESZCZYNSKI,
                                            Secretary


   November 27, 1995

  ___________________________________________________________________________

   WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE,
         DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

   Investors are advised to read and retain this Proxy for future reference.
   -------------------------------------------------------------------------

                                 VAN ECK FUNDS
                   99 PARK AVENUE, NEW YORK, NEW YORK  10016
                    (212) 687-5200 TOLL FREE (800) 221-2220

                                PROXY STATEMENT

               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 13, 1995

   This Proxy Statement is furnished to shareholders of the Global SmallCap
   Fund series (the "Fund") of Van Eck Funds (the "Trust") in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at the offices of the Fund, 99 Park Avenue, 8th floor, New York, New York on Wednesday, December 13, 1995 at 3:00 o'clock P.M., New York Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy can be revoked by notice in writing to the Trust at any time before it is exercised. Shareholders who execute proxies may still vote in person at the Special Meeting if they so desire or by subsequently executing and submitting a new proxy. The cost of soliciting proxies will be borne by Van Eck Associates Corporation (the "Adviser"). In addition to solicitation by mail, some of the Trust's officers and employees, without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy soliciting material is being mailed to shareholders on or about November 28, 1995.

   Each proxy will be voted in accordance with the shareholder's instruction with respect to the proposal to approve a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and the remaining proceeds distributed to shareholders (the "Plan"). If no such instruction is indicated, the proxy will be voted FOR approval of the Plan.

   Only shareholders of record at the close of business on November 22, 1995 are entitled to notice of, and to vote at, the Special Meeting and at any adjournment(s) thereof.

   In the event there are not sufficient votes to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by the Fund. If the Fund proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares for which they have voting authority in favor of such adjournment.

   As of November 22, 1995 there were outstanding approximately 305,028 shares of beneficial interest of the Fund. Each full share is entitled to one full vote and each such fractional share is entitled to a proportionate share of one vote. As of such date, Van Eck Associates Corporation, the Adviser, owned of record beneficially 39.8% of the outstanding shares of the Fund.
   In addition, Sigrid van Eck, John C. van Eck (Chairman of the Board of Trustees) and Jan van Eck, all of whom are persons controlling the Adviser owned of record beneficially 7.0% of the outstanding shares of the Fund. There were no other persons who were known to the Fund to own of record more than 5% of the outstanding shares of the Fund as of such date. The Adviser, Mr. and Mrs. van Eck and Jan van Eck have indicated that they intend to vote the shares they own beneficially, in favor of the Plan. Officers and the other Trustees of the Fund, except as noted above, as a group owned less than 1% of the outstanding shares of the Fund.

                              APPROVAL OF THE PLAN

   BACKGROUND

   The Fund seeks long-term capital appreciation by investing globally in equity securities of companies with small market capitalizations. The Fund will select its portfolio securities primarily from issuers whose individual market capitalization is similar, at the time of purchase, to companies which are in the lowest 20% of companies that have equities listed on a U.S. national securities exchange or traded in the NASDAQ system. Based on recent U.S. share prices, these companies will typically have individual market capitalizations below $500 million (although the Fund will be allowed to invest in larger capitalization companies that satisfy the Fund's size standard). Because the Fund is permitted to apply the U.S. size standard on a global basis, it may invest in companies that might rank above the lowest 20% by total market capitalization in local markets and, in fact, might in some countries rank among the largest companies in terms of capitalization. The Fund offers shares which are sold subject to an initial sales charge imposed at the time of purchase.

   The Fund commenced operations on August 1, 1994. Sales of the Fund have fallen short of expectations and it is unlikely that the current sales trend will reverse anytime in the foreseeable future. As of June 30, 1995, total net assets of the Fund's shares were $2.7 million.

   Since commencement of operations, the Adviser has been voluntarily absorbing operating expenses of the Fund. The Fund's expense ratio, before waivers and/or reimbursements of operating expenses by the Adviser, has increased from 3.49% as of December 31, 1994 to 5.54% as of June 30, 1995. The Adviser reimbursed 3.24% and 4.42% of the expenses of the Fund for those periods. The Adviser has agreed to reimburse the Fund for all ordinary expenses (excluding liquidation and dissolution expenses) exceeding 2.00% of average daily net assets until December 31, 1995. After that date, the Adviser may not continue the reimbursement. Without continued subsidization of the Fund by the Adviser, the Fund's expense ratio would exceed that of many other funds with similar investment objectives. This would have an adverse impact on the Fund's performance. As a result, the Fund's current asset base could decline and the Fund's expense ratio would rise as certain fixed costs would be spread over a shrinking asset base. Expense assumed by the Adviser are estimated to be $55,131 for the six months ended June 30, 1995.

   On November 21, 1995, the Fund was closed to new sales (except dividend reinvestment). The Adviser has indicated to the Board of Trustees that it was not prepared to continue expense reimbursement past December 31, 1995. The Fund's distributor has also indicated that because of current market conditions, there is no reasonable prospect of increasing assets through increased sales efforts. Faced with a potentially high expense ratio beginning in January 1996, in an environment where current sales trends are unlikely to reverse themselves in the foreseeable future, the Board of Trustees, including a majority of the Trustees who are not "interested persons," as defined in the Investment Company Act of 1940, considered and approved the Plan. The Board of Trustees considered various alternatives to liquidation, among them a tax-free reorganization. Proceeding with a reorganization would not be in the best interests of the Fund because it would require the Fund to incur additional costs and to continue operations of the Fund beyond December 31, 1995, thereby incurring additional legal, accounting, transfer agency and custody fees and expenses. In the event the Reorganization is not approved, the Fund will continue operations bearing the full expenses of operations, subject to applicable state expense limitations. This will lead to a higher expense ratio for shareholders.

   DESCRIPTION OF THE PLAN

   Pursuant to the Plan, on approximately December 20, 1995 ( the "Distribution Date"), the Fund will redeem the shares held in the Global SmallCap Fund, satisfy the Fund's known obligations and expects to distribute the Liquidation Value (as hereafter defined) to shareholders. Promptly thereafter the officers of the Fund will take all necessary and appropriate action to effect a complete statutory dissolution of the Fund. The Fund anticipates the Liquidation Value will be paid in cash. Upon distribution of the Liquidation Value, shareholders will recognize a taxable gain or loss on their Fund shares. Shareholders holding Fund shares as part of their IRA account or other retirement account should either exchange into another Van Eck Fund or complete a transfer of assets to another IRA or retirement plan in advance of the liquidation to avoid possible IRS penalties for premature distribution. Shareholders should consult with their tax advisers. A copy of the Plan is attached as Exhibit A.

   The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Liquidation Value means, as of the Distribution Date, the aggregate of all assets of the Fund, less the sum of the aggregate amount of all liabilities of the Fund, divided by the total number of issued and outstanding shares of the Fund. The Fund, as of November 28, 1995, has accrued $4,000 for liquidation and dissolution expenses. It is anticipated that such accrual will be sufficient to cover such expenses; however it is possible that expenses may be more or less than the accrued amount. To the extent expenses exceed the accrual, the Adviser will assume those excess expenses provided they are not extra-ordinary expenses. Although the Board does not expect any, all extra-ordinary expenses will be charged to the Fund. If the amount of the accrual is greater than the Fund's actual liquidation and dissolution expenses, shareholders of record as of the day prior to the Distribution Date will receive a pro rata portion of the remaining accrual. The Adviser has agreed to absorb all unamortized organizational expenses.

   No shareholder shall have any dissenters' rights or right of appraisal with the liquidation and dissolution of the Fund. Shareholders, of course, have the right to exchange their Fund shares for shares of any of the Van Eck Funds at net asset value or may redeem their shares at net asset value on any day the Fund is open for business prior to the day before the Distribution Date. Those shareholders who elected the telephone exchange privilege may exchange their shares by calling the Fund at (800) 345-8506. Shareholders are also directed to the section "Exchange Privilege" in the prospectus for more information on their exchange options.

   Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund voting as a single Class. Under the Investment Company Act of 1940, this means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Special Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

   The Board of Trustees recommends a vote FOR this Proposal.

                    OTHER MATTERS TO COME BEFORE THE MEETING

   The Trustees do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.


   WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                      PLAN OF LIQUIDATION AND DISSOLUTION


        PLAN OF LIQUIDATION AND DISSOLUTION dated as of November 21, 1995 adopted by Van Eck Funds, a Massachusetts business trust (the "Trust"), on behalf of the Global SmallCap Fund, a series of the Trust (the "Fund").

                             W I T N E S S E T H :
                             - - - - - - - - - -
        WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, this Plan is intended to be and is adopted as a plan of complete liquidation and dissolution, pursuant to which all of the assets of the Fund shall be liquidated at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders, all as hereinafter set forth in this Plan; and

        WHEREAS, the Trustees of the Trust, including a majority of the Trustees who are not interested persons, have determined the liquidation and dissolution of the Fund as contemplated by this Plan is in the best interests of the Fund.

        NOW, THEREFORE, the Trustees hereby declare the following Plan:

   1.          AUTHORIZATION OF TRUSTEES AND OFFICERS.  The Board of Trustees
               --------------------------------------
   and officers of the Trust are hereby authorized and directed to wind up the affairs of the Fund, subject to the favorable vote of the holder of a majority of the Fund's outstanding shares.

   2.        LIQUIDATION OF ASSETS.  The assets of the Fund shall be liquidated
             ---------------------
   at such prices and on such terms and conditions as the officers of the Trust, in consultation with the Fund's investment adviser, shall determine to be reasonable and in the best interests of the Fund and its shareholders.

   3.        INVESTMENTS PENDING LIQUIDATION.  To the extent feasible, the Fund
             -------------------------------
   shall take a defensive position pending liquidation and concentrate its investments in cash and high-quality fixed income short-term securities with a view to facilitating an orderly liquidation of the Fund's portfolio.

   4.        EXPENSES.  The Fund's sponsor, Van Eck Associates Corporation, has
             --------
   agreed to bear the  Fund's unamortized organizational and offering expenses.

   5.        SALES OF SHARES.  Henceforth, the Fund shall accept no orders for
             ---------------
   shares from any new investor, nor shall the Fund sell additional shares to any existing shareholder, except as a result of dividends and capital gain distributions paid in additional shares to shareholders of record in the manner set forth in the Fund's current prospectus.

   6.        LIQUIDATION.  Subject to adoption of the Plan by the Fund's
             -----------
   shareholders at the special meeting of shareholders called for the purpose, as soon as practicable after the consummation of the sale or distribution of the Fund's portfolio securities and the payment of all the

   Fund's known liabilities and obligations, the officers of the Fund shall determine the Liquidation Value (as such term is hereinafter defined) of the Fund's shares (the date of such determination shall be referred to herein as the "Distribution Date"). The Liquidation Value shall be determined in the same manner as the Fund's net asset value is determined on a daily basis. Accordingly, the term "Liquidation Value" means, as of the Distribution Date,
   (i) the aggregate value of all of the assets of the Fund, less (ii) the sum of the aggregate amount of all of the liabilities of the Fund, divided by
   (iii) the total number of issued and outstanding shares of the Fund. The Board of Trustees may, if appropriate, authorize the establishment of a reserve to meet any contingent liabilities of the Fund, which amount, if any, shall be deducted pro rata from the Liquidation Value.

   7.        LIQUIDATING TRUST.  In the event the Fund is unable to distribute
             -----------------
   all its assets pursuant to the Plan because of its inability to locate shareholders to whom Liquidation Distributions will be sent, the Fund may create, at the expense of such shareholders, a liquidating trust with a financial institution and deposit any remaining assets of the Fund for the benefit of the shareholders that cannot be located.

   8.        DISSOLUTION.  As soon as practicable after the distribution of all
             -----------
   of the Fund's assets in complete liquidation, the officers of the Trust will close the books of the Fund and prepare and file, in a timely manner, any and all required income tax returns and other documents and instruments and file or cause to be filed, with the Secretary of the Commonwealth of Massachusetts and any other appropriate governmental authorities, any and all documents and instruments necessary to effect a complete statutory dissolution of the Fund. As soon as practicable after the complete statutory dissolution of the Fund, the officers of the Trust will file or cause to be filed with the Securities and Exchange Commission and any state in which the Trust's shares were sold, any and all documents and instruments necessary to terminate the regulation of the Fund and its business and affairs by the Securities and Exchange Commission and any such state. Thereafter, the Fund will cease to exist and no shareholder will have any interest whatsoever in the Fund.

   9.        DISSENTERS' RIGHTS.  No shareholder shall have any dissenters'
             ------------------
   rights or right of appraisal in connection with the liquidation and dissolution of the Fund.

             IN WITNESS WHEREOF, the Trustee have caused this Plan to be executed on behalf of the Fund as of the date first set forth above by their duly authorized representatives.


                                        VAN ECK TRUST,
                                        on behalf of its Global SmallCap Fund


        Attest:


        /s/__________________________   By:/s/________________________________
        Thaddeus Leszczynski                  John C. van Eck
        Secretary                             President